                                                                    EXHIBIT 11.1

                        COMPUTATION OF NET EARNINGS PER SHARE
                   (Dollars in thousands, except per share amounts)




                                                                                  THREE MONTHS                   SIX MONTHS
                                                                                 ENDED MARCH 31                 ENDED JUNE 30
                                                                               1997           1996           1997           1996
                                                                             -----------------------       -----------------------
PRIMARY
   Net Earnings                                                             $  11,989       $  9,842       $  19,872     $  16,025
                                                                            ---------       --------       ---------     ---------
                                                                            ---------       --------       ---------     ---------
   Shares of common stock and common stock equivalents:
   Weighted average shares outstanding                                         27,463         27,265          27,437        27,216
   Dilutive effect of stock options and warrants outstanding (1)                1,033          1,104           1,040         1,108
                                                                            ---------       --------       ---------     ---------
        Total                                                                  28,496         28,369          28,477        28,324
                                                                            ---------       --------       ---------     ---------
                                                                            ---------       --------       ---------     ---------

   Net Earnings Per Share                                                   $    0.42       $   0.35       $    0.70     $    0.57
                                                                            ---------       --------       ---------     ---------
                                                                            ---------       --------       ---------     ---------


FULLY DILUTED
   Net Earnings                                                             $  11,989       $  9,842       $  19,872     $  16,025
                                                                            ---------       --------       ---------     ---------
                                                                            ---------       --------       ---------     ---------
   Shares of common stock and common stock equivalents:
   Weighted average shares outstanding                                         27,463         27,265          27,437        27,216
   Dilutive effect of stock options and warrants outstanding (2)                1,062          1,111           1,066         1,130
                                                                            ---------       --------       ---------     ---------
        Total                                                                  28,525         28,376          28,503        28,346
                                                                            ---------       --------       ---------     ---------
                                                                            ---------       --------       ---------     ---------

   Net Earnings Per Share                                                   $    0.42       $   0.35       $    0.70     $    0.57
                                                                            ---------       --------       ---------     ---------
                                                                            ---------       --------       ---------     ---------





(1) The dilutive effect of outstanding stock options and warrants is calculated based on the treasury stock method using the average market price for the period.

(2) The dilutive effect of outstanding stock options and warrants is calculated based on the treasury stock method using the greater of the average market price or the ending market price for the period.


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